UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2010

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2010, the Board of Directors (the “Board”) of Hansen Medical, Inc. (the “Company”) approved the modification of the 2011 incentive cash bonus arrangements for Bruce J Barclay, the Company’s President and Chief Executive Officer. The 2011 incentive cash bonus that Mr. Barclay would otherwise have been eligible for has been replaced with performance-based restricted stock units or RSUs representing 120,000 shares of the Company’s common stock. Such RSUs have been granted under the Company’s 2006 Equity Incentive Plan and will vest based on the Board’s determination of the achievement of the Company’s 2011 critical success factors as established by the Board. On December 22, 2010, Mr. Barclay agreed to this modification in the form of payment of his 2011 incentive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: December 27, 2010	/S/ PETER OSBORNE
Peter Osborne Interim Chief Financial Officer